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                  INDEX OF OMITTED SCHEDULES

Schedule 1.3.............Schedule of Assumed Obligations
Schedule 1.4.............Schedule of Assigned Contracts
Schedule 1.5.............Schedule of Canadian Asset Exceptions
Schedule 2.2.............Schedule of Qualifications to do Business in Foreign
                           Jursidictions
Schedule 2.3.............Schedule of Company Subsidiaries
Schedule 2.5.............Schedule of Exceptions to Generally Accepted
                           Accounting Principles
Schedule 2.6.............Schedule of Exceptions Concerning Properties
Schedule 2.7.............Schedule of Material Contracts
Schedule 2.8.............Schedule of Conflicts
Schedule 2.9.............Schedule of Required Filings
Schedule 2.10............Schedule of Required Licenses
Schedule 2.11............Schedule of Litigation
Schedule 2.13............Schedule of Changes Since September 30, 1997
Schedule 2.14............Schedule of Undisclosed Liabilities
Schedule 2.15............Schedule of Environmental Matter Exceptions
Schedule 2.16............Schedule Regarding Labor Matters
Schedule 2.17............Schedule Regarding Tax Matters
Schedule 4.1(b)..........Schedule Regarding Agreements of Seller
Schedule 4.7.............Schedule Regarding Termination of Inter-Company
                           Obligations
Schedule 7.2(c)..........Schedule Regarding Canada Leases